UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2015

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Raytheon Company (the “Company”) is filing this amendment to its Current Report on Form 8-K filed August 5, 2015, which reported that Daniel J. Crowley had resigned his positions as Vice President of the Company and President, Integrated Defense Systems, and that Wesley D. Kremer had assumed the role of President, Integrated Defense Systems, in each case on July 30, 2015.

On August 7, 2015, the Company and Mr. Crowley entered into a Transition Agreement (the “Agreement”), pursuant to which, and subject to certain requirements set forth therein, following the termination of his employment on December 31, 2015, (i) Mr. Crowley will receive his current salary for one year, (ii) he will receive a Results Based Incentive (“RBI”) payment of $765,000 for fiscal year 2015 payable not later than March 15, 2016, (iii) he will receive an RBI severance payment of $765,000 payable on December 31, 2016, (iv) he will be eligible to receive a payout, if earned, under the Company’s Long Term Performance Plan for the 2013-2015 three-year plan cycle as determined by the Company and the Company’s Board of Directors, and (v) he will receive certain relocation assistance subject to the conditions set forth in the Agreement.

The Agreement contains other standard terms and conditions consistent with the Company’s policies and practices.

The foregoing summary description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the complete text of the Agreement filed as Exhibit 10.1 hereto, which Agreement is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Transition Agreement dated August 7, 2015 by and between Raytheon Company and Daniel J. Crowley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date: August 10, 2015	By:	/s/ Frank R. Jimenez
Frank R. Jimenez Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement dated August 7, 2015 by and between Raytheon Company and Daniel J. Crowley.

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